Exhibit 99.1

Edgewater Technology Reports Financial Results for First Quarter 2005;
            Achieves 30% Year-Over-Year Net Revenue Growth

    WAKEFIELD, Mass.--(BUSINESS WIRE)--April 20, 2005--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for first quarter ended March 31, 2005.

    First Quarter Results

    Actual financial results for the quarter ended March 31, 2005 were as follows:

    -- Net revenue increased 10.6% to $8.3 million, compared to $7.5 million in the fourth quarter of 2004 and increased 30.5%, compared to revenue of $6.4 million during the first quarter of 2004;

    -- Gross profit increased 20.1% to $3.8 million, or 42.7% of revenues, compared to $3.2 million, or 40.4% of revenues, in the fourth quarter of 2004 and increased 48.1%, compared to $2.6 million, or 40.2% of revenues, during the first quarter of 2004;

    -- Gross profit for services revenue was 45.8%, compared to 42.2% in the fourth quarter of 2004 and 40.5% in the first quarter of 2004;

    -- Utilization was 81.5%, compared to 75.4% during the fourth quarter of 2004 and 75.5% for the first quarter of 2004;

    -- Income from continuing operations was $0.2 million, or $0.02 per diluted share, in both the first quarter of 2005 and the fourth quarter of 2004, compared to income from continuing operations during the first quarter of 2004 of $0.1 million, or $0.01 per diluted share;

    -- Net income amounted to $0.2 million, or $0.02 per diluted share, compared to $0.4 million, or $0.04 per diluted share, in the fourth quarter of 2004, which included a reversal of a portion of the Company's fiscal 2003 accrual for discontinued operations in the amount of $0.2 million, or $0.02 per diluted share. Net income was $0.1 million, or $0.01 per share, in the first quarter of 2004; and

    -- Cash flow provided by operating activities was $1.4 million in the first quarter of 2005, compared to cash flow provided by operating activities of $1.5 million during the fourth quarter of 2004 and cash flow used in operating activities of $(1.5) million during the first quarter of 2004.

    "Our first quarter results underscore the effectiveness of our strategy in moving to premium IT service offerings. We were pleased to see substantially improved operating metrics, sales activity and revenue growth in the first quarter, along with the positive effects of the Ranzal acquisition," stated Shirley Singleton, President and CEO of Edgewater Technology.

    "We are optimistic that our pipeline can support continued revenue growth and profitability in the second quarter," said Singleton.

    Conference Call

    Edgewater Technology will host a conference call on Wednesday, April 20, at 10:00 a.m. (ET) to discuss first-quarter 2005 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 866-761-0749 (passcode 66649398) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com
- Investor Relations section or by dialing 888-286-8010 (passcode 97757365) from 12:00 p.m. (ET) Wednesday, April 20 through 11:59 p.m.
(ET) Wednesday, April 27.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.



Selected Financial Data:


                      EDGEWATER TECHNOLOGY, INC
                Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                ----------------------
                                                     2005       2004
                                                ------------ ---------
Revenue:
       Service revenues (net revenue)                $8,309    $6,368
       Software                                         274         -
       Reimbursable expenses                            376        54
                                                ------------ ---------
                         Total revenue                8,959     6,422

Cost of revenue:
       Project and personnel costs                    4,501     3,787
       Software costs                                   261         -
       Reimbursable expenses                            376        54
                                                ------------ ---------
                         Total cost of revenue        5,138     3,841

                                                ------------ ---------
                         Gross profit                 3,821     2,581

       Selling, general and administrative            3,455     2,382
       Depreciation and amortization expense            304       193
                                                ------------ ---------
                         Operating income                62         6

Interest income and other, net                          252       101
                                                ------------ ---------
Income before income taxes                              314       107

Provision for income taxes                              126        42
                                                ------------ ---------
                         Net income                    $188       $65
                                                ============ =========

BASIC AND DILUTED EARNINGS PER SHARE:
       Basic and diluted earnings per share           $0.02     $0.01
                                                ============ =========
       Weighted Average Shares Outstanding -
        Basic                                        10,341    11,392
                                                ============ =========
       Weighted Average Shares Outstanding -
        Diluted                                      10,762    12,367
                                                ============ =========


                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)

                                                             December
                                                  March 31,     31,
                                                     2005      2004
                                                 (Unaudited) (Audited)
                                                 ----------- ---------
Assets
-------------------------------------------------
Cash and marketable securities                      $32,710   $33,908
Accounts receivable, net                              6,037     5,272
Fixed assets, net                                     1,271     1,364
Deferred taxes, net                                  22,107    22,213
Intangible assets, net                               17,453    16,628
Prepaid expenses and other assets                     1,533     2,317
                                                 ----------- ---------
Total Assets                                        $81,111   $81,702
                                                 =========== =========

Liabilities and Stockholders' Equity
-------------------------------------------------
Accounts payable and accrued liabilities             $4,031    $3,650
Accrued payroll and related liabilities               1,184     1,091
Deferred revenue and other liabilities                  611       365
Stockholders' Equity                                 75,285    76,596
                                                 ----------- ---------
Total Liabilities and Stockholders' Equity          $81,111   $81,702
                                                 ----------- ---------

Shares Outstanding                                   10,254    10,549
                                                 =========== =========

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2005 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace CPM or BI services; and/or (13) the failure to obtain remaining predecessor entity tax records that are not in our control and/or successfully resolve remaining outstanding IRS matters relating to our former staffing businesses. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2004 Annual Report on Form 10-K filed with the SEC on March 29, 2005. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.
    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

    CONTACT: Edgewater Technology
             Kevin Rhodes, Chief Financial Officer
             Barbara Warren-Sica, Investor Relations
             (781) 246-3343
             ir@edgewater.com